CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the registration statement on Form N-4 (the “Registration Statement”) of our report dated April 24, 2017, relating to the financial statements of FS Variable Separate Account for the year ended December 31, 2016, which appears in the Post-Effective Amendment No. 11 to the registration statement on Form N-4 (File No 333-178849). We also consent to the incorporation by reference in this Registration Statement of our report dated April 24, 2017, relating to the consolidated financial statements of The United States Life Insurance Company in the City of New York for the years ended December 31, 2016, 2015 and 2014, which appears in Post-Effective Amendment No. 11 to the registration statement form N-4 (File No. 333-178849). We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 3, 2017